As filed with the Securities and Exchange Commission on March 21, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYTHERA Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0552903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27200 West Agoura Road, Suite 200

Calabasas, CA 91301

(818) 587-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan

(Full Title of the Plan)

Keith R. Leonard, Jr.

President and Chief Executive Officer

KYTHERA Biopharmaceuticals, Inc.

27200 West Agoura Road, Suite 200

Calabasas, CA 91301

(818) 587-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Mark V. Roeder

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.00001 per share	869,813 shares	$45.89	$39,915,718.57	$5,141.15

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share is $45.89, which is the average of the high and the low price of Registrant’s Common Stock as reported on The NASDAQ Global Select Market on March 19, 2014.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

The Registration Statement on Form S-8 is being filed for the purpose of registering an additional 869,813 shares of the Registrant’s common stock to be issued pursuant to Registrant’s 2012 Equity Incentive Award Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on October 16, 2012 (File No. 333-184439) and March 26, 2013 (File No. 333-187538), are incorporated by reference herein.

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan(4)

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Equity Incentive Award Plan(5)

99.3	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2012 Equity Incentive Award Plan(6)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(4)         Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, originally filed with the SEC on October 16, 2012 (File No. 333-184439), and incorporated by reference herein.

(5)         Previously filed as Exhibit 10.11(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(6)         Previously filed as Exhibit 10.11(c) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 21st day of March, 2014.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ KEITH R. LEONARD
Keith R. Leonard, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Keith R. Leonard, Jr. and John W. Smither, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith R. Leonard	Director, President and Chief Executive Officer	March 21, 2014
Keith R. Leonard, Jr.	(Principal Executive Officer)

/s/ John W. Smither	Chief Financial Officer	March 21, 2014
John W. Smither	(Principal Financial and Accounting Officer)

/s/ F. Michael Ball	Director	March 21, 2014
F. Michael Ball

/s/ Nathaniel David	Director	March 21, 2014
Nathaniel David, Ph.D

/s/ Dennis Fenton	Director	March 21, 2014
Dennis Fenton, Ph.D.

/s/ François Kress	Director	March 21, 2014
François Kress

/s/ Robert T. Nelsen	Director	March 21, 2014
Robert T. Nelsen

/s/ Camille Samuels	Director	March 21, 2014
Camille Samuels

/s/ David Schnell	Director	March 21, 2014
David Schnell, M.D.

/s/ Joseph L. Turner	Director	March 21, 2014
Joseph L. Turner

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan(4)

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Equity Incentive Award Plan(5)

99.3	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2012 Equity Incentive Award Plan(6)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(4)         Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, originally filed with the SEC on October 16, 2012 (File No. 333-184439), and incorporated by reference herein.

(5)         Previously filed as Exhibit 10.11(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(6)         Previously filed as Exhibit 10.11(c) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.